EXHIBIT 10.3
                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of the 16th day of June, 1999 by and among the parties named on the attached Schedule 1 (the "Stockholders") and REINHOLD INDUSTRIES, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, in accordance with the terms of a certain Stock Purchase Agreement between Keene Creditors Trust (the "Trust") and Reinhold Enterprises, Inc. ("REI") dated May 18, 1999 (the "Purchase Agreement"), REI designated the Stockholders to purchase, and on May 21, 1999 the Stockholders each purchased from the Trust, that number of shares of Class B Common Stock of the Company designated on Schedule 1;

         WHEREAS, pursuant to the terms of the Purchase Agreement, the Trust agreed not to (i) sell, transfer or otherwise dispose of any of its remaining shares of the Company or (ii) purchase or otherwise acquire any shares of the Company if after such purchase or acquisition the Trust would be a "5% shareholder" of the Company within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (together, the "Trust Stand Still Requirements");

         WHEREAS, pursuant to the terms of the Purchase Agreement, the rights and obligations of the Trust under a certain Registration Rights Agreement dated July 31, 1996 between the Trust and the Company (the "Registration Rights Agreement") were assigned to Massachusetts Mutual Life Insurance Company, MassMutual High Yield Partners II LLC and MassMutual Corporate Value Partners Limited (collectively, the "MassMutual Entities") via a certain Assignment and Assumption of Registration Rights Agreement dated May 21, 1999 among the Trust and the MassMutual Entities;

         WHEREAS, pursuant to the terms of the Purchase Agreement, each of the Stockholders entered into a Qualified Designee Assignment and Assumption Agreement dated May 21, 1999 (the "Assignment and Assumption Agreements") pursuant to which each Stockholder (i) severally became the assignee of certain rights and obligations of REI under the Purchase Agreement, (ii) severally made certain representations and warranties to the Trust and (iii) agreed to make certain payments to the Trust on a pro rata basis if, on the third anniversary of the date the Assignment and Assumption Agreements, the Market Value per Share (as defined in the Assignment and Assumption Agreements) is less than $11.50 ("Stock Price Deficiency Payment");

         WHEREAS, a form of Assignment and Assumption Agreement is attached hereto as Exhibit A;

         WHEREAS, the Stockholders entered into a certain Stockholders Agreement dated May 21, 1999, a copy of which is attached hereto as Exhibit B (the "Stockholders Agreement");

         NOW THEREFORE, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement of Stockholders. Each Stockholder hereby agrees that he or it will not, for a period of three years following the Closing Date (as defined in the Purchase Agreement) amend, modify, terminate or waive the Trust Stand Still Requirements contained in the Purchase Agreement.

         2. Agreement of the MassMutual Entities. Each of the MassMutual Entities hereby agrees that it will not, for a period of one year following the Closing Date (as defined in the Purchase Agreement), exercise its registration rights under the Registration Rights Agreement.

         3. Agreement of the Company. The Company hereby agrees as follows:

                  (A) The Company will not authorize its transfer agent to effect any transfer of Participating Common Stock (as defined in the Stockholders Agreement) in violation of the Stockholders Agreement or without requiring proof of compliance with the Stockholders Agreement and will issue stop transfer instructions to the transfer agent with respect to all shares of Participating Common Stock until the end of the period set forth in the Stockholders Agreement.

                  (B) All certificates representing Participating Common Stock (as defined in the Stockholders Agreement) issued by the Company during the term of the Stockholders Agreement will be endorsed as follows:

                  The shares of Common Stock represented by this certificate are subject to, and transferable only in accordance with, a Stockholders Agreement dated May 21, 1999, a copy of which agreement is on file with the Secretary of the Company at its registered office.

                  (C) After the MassMutual Entities provide written notice to the Company that they are exercising their rights under this Paragraph 3(c) and until such time as the MassMutual Entities collectively own less than five percent of the outstanding voting stock of the Company, the Company shall recommend one person designated by Massachusetts Mutual Life Insurance Company to be included in the slate of nominees recommended by the Board of Directors of the Company for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, and the Board of Directors shall include such person in its recommended slate of nominees.

                  (D) In the event that the Stockholders are required to make the Stock Price Deficiency Payment in accordance with the terms of the Assignment and Assumption Agreements, the Company shall reimburse the Stockholders for the full amount of such payments within a reasonable time following receipt of a notice from any Stockholder that such payments were made to the Trust.

         4.  Miscellaneous.

                  (A) Each party hereto shall be responsible for the fees and expenses of its accountants, attorneys and advisors and any other costs and expenses incurred by it in the negotiations and consummation of the transactions contemplated by this Agreement.

                  (B) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and addressed as follows:

         If to the Company, to:

                  Reinhold Industries, Inc.
                  12827 East Imperial Highway
                  Santa Fe Springs, California 90670
                  Attention: President

                  Tel. No.  (562) 944-3281
                  Fax No.  (562) 941-8579

         If to a Stockholder, to the last known address of such Stockholder contained in the records of the Company.

         Any party may change its address for the purpose of this Section 4(B) by giving the other parties written notice of its new address in the manner set forth above.

                  (C) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (D) If any provision of this Agreement is declared by any court or other governmental body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared and that all of the other provisions of this Agreement shall remain in full force and effect.

                  (E) This Agreement (and the schedules hereto) contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior and contemporaneous agreements, understandings, representations or warranties, oral or written, with regard to those transactions. All Schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

                  (F) This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

                  (G) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Party other than the Company and the Stockholders and their respective successors and permitted assigns.

                  (H) No party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

                  (I)  This  Agreement   shall  be  construed  and  enforced  in
         accordance with, and governed by, the laws of the State of Indiana applicable to contracts made and to be performed in such state.

                  (J) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.


                   [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date first written above.

                            "COMPANY"

                            REINHOLD INDUSTRIES, INC.

                            By:        /S/ Michael T. Furry
                                       Michael T. Furry, President

                            "STOCKHOLDERS"

                            MASSACHUSETTS MUTUAL LIFE
                            INSURANCE COMPANY


                            By:        /S/ Richard C. Morrison

                            Printed:   Richard C. Morrison

                            Title:     Managing Director

                            MASSMUTUAL HIGH YIELD PARTNERS II LLC , By HYP Management, Inc., its Managing Member

                            By:        /S/ Richard C. Morrison

                            Printed:   Richard C. Morrison

                            Title:     Vice President


                            MASSMUTUAL  CORPORATE  VALUE  PARTNERS  LIMITED , By
                            Massachusetts Mutual Life Insurance Company, its Investment Manager


                            By:        /S/ Richard C. Morrisson

                            Printed:   Richard C. Morrison

                            Title:     Managing Director

                            /S/ Andrew McNally, IV
                            Andrew McNally, IV


                            /S/ Ward S. McNally
                            Ward S. McNally

                            ANDREW MANAGEMENT IV, L.P.


                            By:         /S/ Andrew McNally IV

                            Printed:    Andrew McNally IV

                            Title:      General Partner

                            BJR MANAGEMENT, L.P.


                            By:         /S/ Betsy McNally Ravenel

                            Printed:    Betsy McNally Ravenel

                            Title:      General Partner

                            ECM MANAGEMENT, L.P.


                            By:         /S/ Edward C. McNally

                            Printed:    Edward C. McNally

                            Title:      General Partner

                            RALPH R. WHITNEY, JR., TRUSTEE FOR THE RALPH R. WHITNEY,JR. MPP FBO RALPH R. WHITNEY, JR. TCM-RO9603


                            By:        /S/ Ralph R. Whitney, Jr.
                                       Ralph R. Whitney, Jr., Trustee

                            GLENN SCOLNIK, TRUSTEE FOR THE GLENN SCOLNIK MONEY PURCHASE PLAN FOR THE BENEFIT OF GLENN SCOLNIK ACCT. #0ZJ-R47960-80


                            By:        /S/ Glenn Scolnick
                                       Glenn Scolnik, Trustee



                            FORREST E. CRISMAN , JR., TRUSTEE FOR FORREST E. CRISMAN, JR. PS PLAN DATED 12/28/89


                            By:        /S/ Forrest E. Crisman, Jr.
                                       Forrest E. Crisman, Jr., Trustee

                              SCHEDULE 1




STOCKHOLDER                                           NUMBER OF SHARES PURCHASED


Massachusetts Mutual Life Insurance Company                              314,205

MassMutual High Yield Partners II LLC                                    314,204

MassMutual Corporate Value Partners Limited                              119,697

Andrew McNally, IV                                                        14,599


Ward S. McNally                                                           10,869

Andrew Management IV, L.P.                                                46,737

BJR Management, L.P.                                                      23,368

ECM Management, L.P.                                                      23,368


Glenn  Scolnik,  trustee for the Glenn  Scolnik  Money                    43,476
Purchase Plan for benefit of Glenn Scolnik Act.
#OZJ-R47960-80

Ralph R. Whitney, Jr. Trustee for the Ralph R. Whitney,                   43,476
Jr. MPP FBO Ralph R. Whitney, Jr. TCM-RO9603

Forrest E. Crisman, Jr., Trustee for Forrest E. Crisman,                  43,476
Jr. PS Plan dated 12/28/89

        TOTAL                                                            997,475

                                    EXHIBIT A

             QUALIFIED DESIGNEE ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS QUALIFIED DESIGNEE ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made as of the ____ day of May, 1999 by and among REINHOLD ENTERPRISES, INC., an Indiana corporation ("REI"), ________________________ (the "Assignee") and KEENE CREDITORS TRUST (the "Seller"). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement (as defined below).

                                    RECITALS:

1. REI and the Seller are parties to that certain Stock Purchase Agreement dated May ___, 1999 (the "Purchase Agreement") pursuant to which the Seller agreed to sell, and REI and/or certain Qualified Designees agreed to purchase, 997,475 Class B Common Shares of Reinhold Industries, Inc. (the "Company").

2. Upon execution of this Agreement, the Assignee shall for all purposes under the Purchase Agreement be a Qualified Designee within the meaning of the Purchase Agreement.

                                   AGREEMENT:

         In consideration of the terms and conditions contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. REI hereby transfers and assigns to the Assignee its right to purchase [______________] Shares pursuant to the Purchase Agreement and further transfers and assigns to the Assignee, pro rata with the other Qualified Designees identified on Schedule 1 attached hereto, all other right, title and interest of REI in, to and under the Purchase Agreement.

         2. Assumption. The Assignee hereby agrees to purchase [_______] Shares pursuant to the Purchase Agreement and accepts and, severally (but not jointly) to the extent of the Assignee's pro rata interest in the Purchase Agreement, assumes and agrees to be bound by REI's (and, where applicable, Purchaser's) obligations under the Purchase Agreement except that the Assignee does not assume the obligations of REI under Article XII of the Purchase Agreement. The parties hereby acknowledge and agree that the obligations of REI under Article XII of the Purchase Agreement shall remain obligations solely of REI.

         3. Representations and Warranties of the Assignee. The Assignee hereby severally (and not jointly) and to the extent of the Assignee's pro rata interest in the Purchase Agreement represents and warrants to the Seller as follows:

[1. Organization; Good Standing; Qualification; and Power. The Assignee is a company, organization, entity, account or plan duly organized, validly existing and, to the extent Assignee is a corporation or other entity, in good standing, under the laws of the State of its organization. The Assignee has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to execute and deliver this Agreement and to consummate the transactions contemplated hereby.]1

[2. Authority. [The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Assignee have been duly authorized by all necessary action on the part of the Assignee.] This Agreement constitutes a valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

[3. No Conflict or Violation. The execution, delivery and performance of this Agreement nd the consummation of the transactions contemplated hereby do not and shall not: [(a) violate or conflict with the organizational documents of the Assignee;] (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority applicable to the Assignee; or (c) result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien upon any of the assets or properties of the Assigne under , any loan agreement , mortgage , security agreement, indenture, or other agreement or instrument to which the Assignee is a party or by which the Assignee is bound or to which any of its properties or assets is subject or prohibit the Assignee from consummating the purchase and sale of the Shares as contemplated hereby.

[4. No Consent. No authorization, consent, approval, exemption, or other action by or notice to or filing with any court or administrative or governmental body or any third party is required to permit the Assignee to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement or to comply with and fulfill the terms and conditions of this Agreement.

Securities Matters. The Assignee understands that the offering and sale of the Shares under the Purchase Agreement is intended to be exempt from the registration requirements of the Securities Act. The Shares are being acquired by the Assignee for its own account and without a view to the public distribution of the Shares or any interest therein. The Assignee is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. The Assignee is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System. The
Assignee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and the Assignee is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares. In evaluating the suitability of an investment in the Shares, the Assignee has relied upon the representations, warranties, covenants and agreements made by the Seller in the Purchase Agreement and on such other information regarding the Company sufficient to allow the Assignee to make an informed decision regarding purchase of the Shares. The Assignee has not relied upon any other representations or other information (whether oral or written and including any estimates, projections or supplemental data) made or supplied by or on behalf of Seller, the Company or any Affiliate, employee, agent or other representative of Seller or the Company other than as contemplated by this Section 3.e. The Assignee acknowledges that Seller has no responsibility for any information furnished to it other than as set forth in the representations and warranties made by Seller in the Purchase Agreement. The Assignee understands and agrees that it may not sell or dispose of any of the Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act and that the Shares will bear an appropriate legend to that effect.

[5. Brokers or Finders Commissions. No broker's or finder's fee or commission or investment banking fee has been or will be payable, or asserted to be payable by any of the Assignee, the Seller, the Company or the Subsidiary with respect to the purchase of the Shares from the Seller or the transactions contemplated by this Agreement as a result of any agreement entered into by the Assignee.

[6. Financial Condition. The Assignee has sufficient liquidity and financial condition to consummate the purchase of the Shares at Closing.

         a. EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY THE ASSIGNEE IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. THE ASSIGNEE HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

         4. Indemnification by the Assignee. The Assignee shall indemnify and hold harmless the Seller from and against any and all Indemnity Losses which the Seller may suffer, incur or become subject to as a result of or in connection with (a) any breach of any representation or warranty made by the Assignee in this Agreement and (b) any and all suits, actions, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing. The obligations of the Assignee pursuant to the foregoing sentence shall be several (and not joint) with the other Qualified Designees and to the extent of the Assignee's pro rata interest in the Purchase Agreement. Indemnification of the Seller by the Assignee shall be pursuant to the terms, conditions and limitations contained in Sections 12.03, 12.04, 12.06, 12.07 and 12.08 of the Purchase Agreement (except that the reference to Article VI in Section 12.08 shall be deemed to refer to Section 3 hereof). The representations and warranties of the Assignee contained in this Agreement shall survive the Closing indefinitely.

         5. Obligations of the Seller. Seller hereby acknowledges the assignment and assumption of the rights and obligations of REI under the Purchase Agreement by the Assignee. Seller further acknowledges and affirms that the representations, warranties, covenants and agreements of Seller contained in the Purchase Agreement, including without limitation, the obligation to indemnify the REI Indemnified Parties shall inure to the benefit of the Assignee to the same extent as though the Assignee were a party to the Purchase Agreement.

         6. Stock Price Adjustment. If, on the third anniversary of the date of this Agreement, the Market Value per Share of the Class A Common Stock of the Company is less than Eleven and 50/100 Dollars ($11.50) (the amount of any such deficiency as of such date being referred to as the "Stock Price Deficiency"), then no later than 15 Business Days thereafter and as additional consideration for the Shares, the Qualified Designee shall pay in cash to the Seller its pro rata portion of an amount equal to (a) 22,525, multiplied by (b) the Stock Price Deficiency. Notwithstanding the above, the Qualified Designee shall have the right to assign its obligations under this Section to a corporation, partnership or other entity with the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and upon the assumption of the obligations by such corporation, partnership or other entity, the Qualified Designee shall be released from its obligations under this Section. For purposes of this Section, "Market Value per Share" shall mean the average trading price of one share of Class A Common Stock of the Company over the 20 trading days ending on the third anniversary of the date of this Agreement as quoted in the National Quotation Bureau Pink Sheets or on such exchange or in such interdealer quotation system or other trading market as the Class A Common Stock of the Company is then quoted.

         For purposes of this Agreement, "pro rata" shall mean the ratio (expressed as a percentage) that the number of Shares purchased by the Qualified Designee hereunder bears to the total number of Shares purchased by all Qualified Designees (as set forth on Schedule 1 attached hereto) at the Closing.

7.       Miscellaneous.

1. Each party hereto shall be responsible for the fees and expenses of its accountants, attorneys and advisors and any other costs and expenses incurred by it in the negotiations and consummation of the transactions contemplated by this Agreement.

2. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and addressed as follows:

         If to Seller, to:

                  Keene Creditors Trust
                  The Chancery
                  190 Willis Avenue
                  Mineola, New York 11501

                  Tel. No.  (516) 873-1412
                  Fax No.  (516) 873-1092

         With a copy to:

                  Ed Kaufmann, Esq.
                  Hughes Hubbard & Reed, LLP
                  One Battery Place Plaza
                  New York, New York  10004

                  Tel.  No. (212) 837-6000
                  Fax No. (212) 422-4726

         which copy alone shall not constitute notice for the purposes of this Purchase Agreement.

         If to REI, to:

                  Reinhold Enterprises, Inc.
                  c/o Hammond Kennedy Whitney & Company, Inc.
                  8888 Keystone Crossing, Suite 690
                  Indianapolis, Indiana  46240
                  Attention:  Glenn Scolnik

                  Tel. No.  (317) 574-6900
                  Fax. No.  (317) 574-7515

         With a copy to:

                  Stephen J. Hackman, Esq.
                  Ice Miller Donadio & Ryan
                  One American Square, Box 82001
                  Indianapolis, Indiana  46282

                  Tel. No. (317) 236-2100
                  Fax. No. (317) 236-2219

         which copy alone shall not constitute notice for the purposes of this Purchase Agreement.

         If to the Assignee, to the address and/or fax number set forth below such Assignee's signature below.

         Any party may change its address for the purpose of this Section 6.b. by giving the other parties written notice of its new address in the manner set forth above.

3. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

4. If any provision of this Agreement is declared by any court or other governmental body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared and that all of the other provisions of this Agreement shall remain in full force and effect.

5. This Agreement and the Transaction Documents (and the schedules hereto and thereto) contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior and contemporaneous agreements, understandings, representations or warranties, oral or written, with regard to those transactions. All Schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

6. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

7. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the Seller, REI and the Assignee and their respective successors and permitted assigns.

8. Except as contemplated by Section 6 above, no party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

9. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts made and to be performed in such state.

10. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

11. Assignee hereby appoints REI as its authorized representative for purposes of executing and delivering the receipt specified in Section 3.03(d) of the Purchase Agreement and hereby authorizes and directs REI to deliver such receipt upon Seller's delivery and REI's receipt of the items described in
                  Section 3.02 of the Purchase Agreement.


                         [Signatures follow next page.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                           "REI"

                           REINHOLD ENTERPRISES, INC.

                           By:______________________________________

                           Its:______________________________________

                           "SELLER"

                           KEENE CREDITORS TRUST

                           By:______________________________________
                              Richard A. Lippe, Trustee


                           By:______________________________________
                              Archie R. Dykes, Trustee


                           By:______________________________________
                              John J. Robbins, Trustee


                           "ASSIGNEE"

                           -----------------------------------------

                           Address:__________________________________
                           Telephone No.  (___) _______________________
                           Fax No.  (___) _____________________________

                           SCHEDULE 1

                    Other Qualified Designees



Qualified Designee                                   Number of Shares

                                    EXHIBIT B

                             STOCKHOLDERS AGREEMENT


         This Stockholders Agreement (the "Agreement") is entered into this day of May, 1999, among the Persons identified as "Stockholders" on the signature pages of this Agreement and any other person who hereafter becomes a holder of Participating Common Stock (as defined in Section 12) and who becomes a party to this Agreement (hereinafter sometimes each referred to as a "Stockholder" and collectively as "Stockholders").

                                               Preliminary Statements

8. The authorized capital stock of Reinhold Industries, Inc., a Delaware corporation (the "Company"), consists of 1,480,000 shares of Class A Common Stock, par value $0.01 per share, and 1,020,000 shares of Class B Common Stock, par value $0.01 per share. There are 978,956 shares of Class A Common Stock outstanding on the date of this Agreement, which are held by various stockholders. All of the shares of Class B Common Stock are outstanding and are held by Keene Creditors Trust (the "Trust").

9. Pursuant to a certain Stock Purchase Agreement dated May , 1999 (the "Purchase Agreement"), the Trust agreed to sell to Reinhold Enterprises, Inc. ("REI") or its Qualified Designees 997,475 shares of Class B Common Stock of the Company.

10. The Stockholders are the Qualified Designees under the Purchase Agreement, and each has agreed to purchase that number of shares of Participating Common Stock set forth on
                  Schedule 1 hereto.

11. Pursuant to the Certificate of Incorporation of the Company, upon the sale of the Class B Common Stock pursuant to the Purchase Agreement, each share of the Class B Common Stock will convert into Class A Common Stock without further action of the holders.

12. The Stockholders hereby agree to certain terms and conditions relevant to the transfer of the Participating Common Stock as set forth in this Agreement.

                                                Terms and Conditions

         In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as set forth herein. Capitalized terms have the meanings set forth in Section 12 or as otherwise defined in this Agreement or the Purchase Agreement.

         Section 1.  [Reserved].

         Section 2.  Restrictions on Transfer.

                  (a) None of the Stockholders shall, directly or indirectly, offer, sell, transfer or dispose of any Participating Common Stock without offering the Remaining Stockholders the right of first refusal in the manner provided in Section 3, except (i) to another Stockholder, provided the Participating Common Stock so disposed of continues to be subject to this Agreement, (ii) for gifts or bequests to any person or distributions from a trust to the beneficiaries thereof, provided that
         (A) the transferor shall have obtained and delivered to the Company the recipient's agreement in a written instrument to be bound by the provisions of this Agreement applicable to the Stockholders and (B) the recipient shall be deemed to be a Stockholder for all purposes of this Agreement, (iii) for sales or exchanges pursuant to mergers, tender offers or similar transactions which the Board of Directors of the Company either approves or does not oppose, and (iv) for sales or other dispositions approved in advance by a majority of the Board of Directors of the Company.

                  (b) Notwithstanding any other provision contained in this Agreement, on or prior to the third anniversary of the date of this Agreement, no Stockholder shall (i) acquire any additional shares of Common Stock of the Company (other than by way of stock dividends, stock splits or other distributions made to all stockholders of the Company pro rata) or (ii) offer, sell, transfer or dispose of any Participating Common Stock if such offer, sale, transfer or disposition would trigger the net operating loss limitations of Internal Revenue Code Section 382 with respect to the Company.

                  (c) No sale or transfer (as defined in Section 12 of this Agreement) of any of the Participating Common Stock shall be valid (and the Stockholders shall cause the Company not to take any action to implement, acknowledge or record any transfer of Participating Common Stock) unless the Stockholder holding the Participating Common Stock has complied with the terms and conditions of this Agreement prior to the sale or transfer.

         Section 3. Conditions to Transfer by the Stockholders.

                  (a) Except as provided in Section 2(a), prior to the transfer of Participating Common Stock by a Stockholder, the transferring Stockholder shall first notify the Remaining Stockholders in writing at least 30 days in advance of the intended transfer. The notice shall contain all of the terms of the proposed transfer, including, without limitation and to the extent available, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions), the date on or about which the transfer is to be made, the number of shares of Participating Common Stock to be transferred (the "Offered Shares"), and the percentage of the Stockholder's total holdings of the Participating Common Stock that those shares represent (the "Stockholder's Notice").

                  (b) Except as provided in Section 3(g), within 15 days after receipt of the Stockholder's Notice each Remaining Stockholder shall be entitled to purchase from the transferring Stockholder a number of the Offered Shares which number shall not exceed such Remaining Stockholder's pro rata share of the Offered Shares and may notify the transferring Stockholder and the other Remaining Stockholders (an "Initial Purchase Notice") that the Remaining Stockholder will purchase on the same terms set forth in the Stockholder's Notice up to his pro rata share of the Offered Shares. For purposes of this Section, "pro rata share" of the Offered Shares shall be determined by the ratio (expressed as a percentage) that the number of shares of Participating Common Stock held by the Remaining Stockholder bears to the total number of shares of Participating Common Stock held by all of the Remaining Stockholders.

                  (c) If any of the Remaining Stockholders fails to deliver an Initial Purchase Notice as provided above or delivers an Initial Purchase Notice but does not elect to purchase his full pro rata share, any other Remaining Stockholder may, within ten days after expiration of the Initial Purchase Period, notify the transferring Stockholder and the other Remaining Stockholders (a "Secondary Purchase Notice") that such other Remaining Stockholder will purchase all or any portion of the Offered Shares that were not the subject of an Initial Purchase Notice on the same terms set forth in the Stockholder's Notice.

                  (d) If more than one Remaining Stockholder delivers a Secondary Purchase Notice to the transferring Stockholder and the other Remaining Stockholders, each Remaining Stockholder desiring to purchase the Offered Shares shall be entitled to purchase a number of such shares equal to the product of (i) the total number of Offered Shares (as set forth in the Stockholder's Notice), multiplied by (ii) the ratio (expressed as a percentage) that the number of shares of Participating Common Stock held by the Remaining Stockholder bear to the total number of shares of Participating Common Stock held by all of the Remaining Stockholders who have elected to purchase Offered Shares pursuant to a Secondary Purchase Notice. Each Initial Purchase Notice and the Secondary Purchase Notice pursuant to this Section 3 when taken together with the Stockholder's Notice shall constitute a legal, valid, binding and enforceable contract between the transferring Stockholder and the Remaining Stockholder(s) on the terms and conditions set forth therein.

                  (e) Except as provided in Section 3(g), after compliance with the terms of this Section 3 and subject to the terms of Section 4, the transferring Stockholder may transfer such Stockholder's Participating Common Stock, but only on the same terms and conditions as those contained in the Stockholder's Notice. If the sale to the third party is not consummated at the time and on substantially the same terms as set forth in the Stockholder's Notice, or if the terms of the sale are materially altered, then the Offered Shares shall once again be subject to the right of first refusal set forth in this Section 3.

                  (f) Except as provided in Section 3(g), all Participating Common Stock transferred to any Person pursuant to Section 3(e) shall remain subject to the restrictions set forth in Section 2(b) of this Agreement, and each transferee shall have agreed in writing to be bound by the restrictions set forth in Section 2(b) as though such transferee were a Stockholder hereunder.

                  (g) Notwithstanding the above, the terms of Sections 3(b) through 3(f) shall not apply in the event of sales of Participating Common Stock in a registered public offering effected pursuant to the terms of the Registration Rights Agreement.

         Section 4.  Co-Sale Rights.

                  (a) Upon delivery of a Stockholder's Notice proposing to effect a sale or transfer of shares of Participating Common Stock to a person other than a Stockholder, each Remaining Stockholder (including any Remaining Stockholder who fails to exercise the right of first refusal pursuant to Section 3) shall have the option to participate in such sale in the manner hereinafter set forth.

                  (b) To exercise the option, a Remaining Stockholder shall give a written notice of election to the transferring Stockholder within five days after the expiration of the period within which the right of first refusal described in Section 3 is to be exercised. All Remaining Stockholders who timely give such notice (the "Co-Selling Stockholders"), shall have the right to sell their Participating Common Stock to the proposed purchaser upon the same terms and conditions specified in the Stockholder's Notice pro rata with the transferring Stockholder according to the ratio of the number of shares of Participating Common Stock owned by such Co-Selling Stockholder to the total number of shares of Participating Common Stock owned by all
         Stockholders whose shares are to be sold. The number of shares of Participating Common Stock to be sold by the transferring Stockholder shall be reduced by the number of such shares the Co-Selling Stockholders elect to so sell. Each Co-Selling Stockholder shall bear his pro rata share of the expenses incident to such sale.

                  (c) No Co-Selling Stockholder shall be required to make any representation or warranty in connection with the sale or transfer of Participating Common Stock pursuant to this Section 4 other than as to the Co-Selling Stockholder's ownership and authority to sell the Participating Common Stock proposed to be sold by him free of liens, claims and encumbrances, but each Co-Selling Stockholder shall be required to bear his proportionate share of any liability for indemnity obligations up to but in no event in excess of the net proceeds received by the Co-Selling Stockholder for the Participating Common Stock sold by him pursuant to this Section 4.

                  (d) Failure by the Remaining Stockholders to exercise the option within the five- day period shall be deemed a declination of any right to participate in such sale, provided that such sale is completed within 120 days of the expiration of such five-day period at a price and on terms and conditions substantially similar to those set forth in the Stockholder's Notice. If the sale to the third party is not consummated within such period or if the terms of sale are materially altered, then the Remaining Stockholders must be given another opportunity to participate pursuant to the provisions of this Section 4.

                  (e) Notwithstanding the foregoing, the co-sale rights of the Stockholders shall not apply in the event of an offer, sale or transfer of Participating Common Stock held by the personal representative or estate of any Stockholder to the extent that the Participating Common Stock is being offered, sold or transferred to a third party in order to obtain funds to pay federal or state taxes on behalf of the estate; provided that the personal representative or estate shall have obtained the recipient's agreement in a written instrument to be bound by the provisions of the Agreement and the recipient shall be deemed to be a Stockholder for all purposes of this Agreement.

                  (f) Notwithstanding the above, the terms of this Section 4 shall not apply to sales of Participating Common Stock in a registered public offering effected pursuant to the Registration Rights Agreement if co-sale of the Co-Selling Stockholders' Participating Common Stock is not permitted by the Registration Rights Agreement or by the Company.

         Section 5. Term. This Agreement shall be effective as of the date first written above and will terminate on the date on which the Stockholders or their permitted assigns cease to hold the Participating Common Stock.

         Section 6. Parties Bound by Agreement. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, including, without limitation, all subsequent holders of securities who become bound by the terms of this Agreement.

         Section 7. Endorsement on Stock Certificates. A copy of this Agreement shall be delivered to the Company to be kept on file at its registered office, and all certificates representing Participating Common Stock will be endorsed conspicuously as follows:

                  The shares of Common Stock represented by this certificate are subject to, and transferable only in accordance with, a Stockholders Agreement, dated as of May 21, 1999, a copy of which agreement is on file with the Secretary of the Company at its registered office.

         Section 8.  [Reserved].

         Section 9. Enforcement. The parties agree that there will be irreparable damage if this Agreement is not specifically enforced or if a breach or anticipated breach is not enjoined. If any Person who is required by this Agreement to perform an act refuses to perform that act, one or more of the parties to this Agreement may institute and maintain proceedings to compel the specific performance of this Agreement by the Person in default. In addition, if any Person breaches this Agreement or if a breach is reasonably anticipated, one or more parties to this Agreement may institute and maintain proceedings to enjoin any breach or anticipated breach, or to compel specific performance of this Agreement, and may obtain an injunction against a breach or reasonably anticipated breach.

         Section 10. Applicable Law and Choice of Forum. The parties affirm that this Agreement has been entered into in the State of Indiana and will be governed by and construed in accordance with the laws of the State of Indiana, notwithstanding any state's choice of law rules to the contrary. Further, the parties expressly agree that any and all actions concerning any dispute arising under this Agreement will be filed and maintained only in a state or federal court sitting in the State of Indiana, and each party consents and submits to the jurisdiction of that state or federal court.

         Section 11. Notices. All notices hereunder will be in writing and will be deemed to have been duly given if delivered in person, if mailed by first class certified or registered mail, postage prepaid, or if sent by expedited courier service, shipping billed to shipper, not later than the day upon which notice is required or desired to be given pursuant to this Agreement, addressed as follows:

                  (a) If to a Stockholder, to  the  address  last  shown  on the records of the Company.

                  (b) If to the legal representative,  heirs, or legatees of the
                      Stockholder, to the address, if any, provided to the Company with the tender of the Participating Common Stock for transfer as specified in Section 3.

By giving notice in writing to the Secretary, a Stockholder may change the address to which notice to him, her or it should thereafter be sent.

         Section 12. Definitions. In this Agreement, the following words have the meanings specified below:

                  (a) The term "Participating Common Stock" shall mean and include all shares of the Company's Common Stock (regardless of class) owned by any Stockholder from time to time, including without limitation any such shares so owned on the date of this Agreement, any such shares acquired from the Trust pursuant to the Purchase Agreement and any such shares acquired after the date of this Agreement. All Company shares acquired by a Stockholder after the date of this Agreement shall be deemed to be Participating Common Stock upon acquisition unless such shares are acquired in the open market in a transaction that is otherwise permitted by this Agreement.

                  (b) The term "Person" includes, but is not limited to, an individual or fiduciary, a trust, an estate, a partnership, an association, a company, and any similar entity.

                  (c) The term "Remaining Stockholders" with respect to any Stockholder's Notice delivered in accordance with Section 3 means the Stockholder or Stockholders who have not delivered such Stockholder's Notice proposing to sell or transfer shares of Participating Common Stock pursuant to the terms of this Agreement.

                  (d)  The term "Secretary" means the Secretary of the Company.

                  (e) Except as set forth in the next sentence, the terms "sale," "sell," "transfer" and the like shall include any assignment, transfer or other disposition, with or without consideration, to any Person for any purpose. The terms "sale," "sell," "transfer" and the like shall not include a transfer of Participating Common Stock to (i) the spouse or any parent, child, grandchild or sibling of the transferring Stockholder or (ii) a trust established for the benefit of one of the Persons specified in subparagraph (i); provided, however, the transfer shall be exempt from the provisions of this Agreement only if all transferees (and in the case of a minor the Person(s) holding the shares for the benefit of the minor and who can make a binding obligation with respect to the Participating Common Stock transferred to the minor) agree in writing prior to the transfer to be bound by the terms and conditions of this Agreement as an additional "Stockholder."

                  (f) The term "Registration Rights Agreement" means that certain Registration Rights Agreement dated July 31, 1996 between the Company and Keene Creditors Trust.

         Section 13. Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement, and this Agreement will be construed in all respects as if the invalid or unenforceable provisions were omitted.

         Section 14. Modification. No change or modification of this Agreement will be valid unless it is in writing and duly executed by all the parties, or their successors and assigns; provided, that a permitted subsequent holder of securities may become bound by the terms of this Agreement pursuant to a written instrument signed by such holder without the signature of the other parties hereto.

         Section 15. No Waiver. The failure of any party to insist upon the performance of any provision of this Agreement or to pursue any right under this Agreement will not be deemed a waiver of that or any other provision or the relinquishment of any right.

         Section 16. Gender. Reference to or the use of terms herein relating to gender, whether male, female or neutral, will not be construed so as to limit the applicability of the terms or conditions of this Agreement to such gender or genders.

         Section 17. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original. Only one counterpart of this Agreement executed by the party against which it would be enforced need be provided to evidence this Agreement. One counterpart will be delivered to each Stockholder and one to the Company.

         Section 18. Costs. Each Stockholder agrees to pay his pro rata share of the fees and expenses of Ice Miller Donadio & Ryan and Flackman, Goodman &
Potter associated with purchase by the Stockholders from the Trust of Participating Common Stock pursuant to the Purchase Agreement.

         Section 19. No Third Party Beneficiaries. The provisions of this Agreement are not intended to, and shall not, benefit any Person other than the parties to this Agreement, and the provisions hereof are not intended to, and shall not create any third party beneficiary right in any Person.

                         [Signatures follow next page.]

         The parties have signed this Agreement on the date first above written.

                            STOCKHOLDERS"

                            MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________

                            MASS MUTUAL HIGH YIELD PARTNERS II LLC

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________


                            MASS MUTUAL CORPORATE VALUE PARTNERS LIMITED

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________


                            ----------------------------------------
                            Andrew McNally, IV

                            ----------------------------------------
                            Ward S. McNally

                            ANDREW MANAGEMENT, IV, L.P.

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________


                            BJR MANAGEMENT IV, L.P.

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________


                            ECM MANAGEMENT, L.P.

                            By:_____________________________________

                            Printed:__________________________________

                            Title:___________________________________

                            GLENN SCOLNIK, TRUSTEE FOR THE GLENN SCOLNIK MONEY PURCHASE PLAN FOR BENEFIT OF GLENN SCOLNIKACT. #OZJ-R47960-80

                            By:_____________________________________
                               Glenn Scolnik, trustee

                            RALPH R.WHITNEY, JR.TRUSTEE FOR THE RALPH R.WHITNEY, JR. MPP FBO RALPH R. WHITNEY, JR. TCM-RO9603

                            By:_____________________________________
                               Ralph R. Whitney, Jr., Trustee

                            FORREST E.CRISMAN, JR.TRUSTEE FOR FORREST E.CRISMAN, JR. PS PLAN DATED 12/28/89

                            By:_______________________________________
                               Forrest E. Crisman, Jr., Trustee

                                    SCHEDULE 1




STOCKHOLDER                                           NUMBER OF SHARES PURCHASED


Massachusetts Mutual Life Insurance Company                              314,205

MassMutual High Yield Partners II LLC                                    314,204

MassMutual Corporate Value Partners Limited                              119,697

Andrew McNally, IV                                                        14,599


Ward S. McNally                                                           10,869

Andrew Management IV, L.P.                                                46,737

BJR Management, L.P.                                                      23,368

ECM Management, L.P.                                                      23,368


Glenn  Scolnik,  trustee for the Glenn  Scolnik  Money                    43,476
Purchase Plan for benefit of Glenn Scolnik Act.
#OZJ-R47960-80

Ralph R. Whitney, Jr. Trustee for the Ralph R. Whitney,                   43,476
Jr. MPP FBO Ralph R. Whitney, Jr. TCM-RO9603

Forrest E. Crisman, Jr., Trustee for Forrest E. Crisman,                  43,476
Jr. PS Plan dated 12/28/89

        TOTAL                                                            997,475